UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 24, 2004

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

California	000-22419	94-3177883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47266 Benicia Street, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 354-0300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On November 24, 2004, Cardima, Inc. (the “Company”) completed a private placement of 16,465,439 shares of Common Stock to certain accredited investors at a price per share equal to $0.2733. The private placement included the issuance to these investors of warrants exercisable to purchase up to an aggregate of 6,586,165 shares of Common Stock at an exercise price equal to $0.4295 per share. The warrants have a four-year term and are not exercisable for the first six months subsequent to the date of issuance. Net proceeds to the Company from the sale of the shares of Common Stock and the warrants were approximately $4.1 million. The Company agreed to register for resale the Common Stock issued in this private placement, including the shares underlying the warrants. A summary of the material terms and conditions of the Company’s agreements with the private placement investors is included in the Company’s current report on Form 8-K dated November 18, 2004. The summary is qualified by reference to the Securities Purchase Agreement, Registration Rights Agreement and Common Stock Purchase Warrant, which are filed as exhibits to that report and are incorporated herein by reference.

As previously reported, the Company received written notice from Nasdaq that the Company was not in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B), which requires that the Company have a minimum of $2,500,000 in stockholders’ equity or meet certain other listing standards. Nasdaq requested that, on or before December 2, 2004, the Company provide the Staff with the Company’s specific plan to achieve and sustain compliance with all The Nasdaq SmallCap Market listing requirements, including a time frame for completion of the plan. With the proceeds from the private placement, the Company’s stockholders’ equity is in excess of $2,500,000 as of the date of this report. The Company intends to submit a written response to Nasdaq no later than December 2, 2004 describing the Company’s plan for regaining and maintaining compliance with all The Nasdaq SmallCap Market listing requirements.

In conjunction with the closing of the private placement transaction, the Company will issue to placement agents retained by the Company in connection with the transaction five-year warrants to purchase up to approximately 988,000 shares of Common Stock at an exercise price of $0.4295 per share. The Company agreed to register for resale all shares underlying the warrants issued to the placement agent.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Except for the historical information contained herein, the matters discussed in this report, including potential future events relating to the listing of the Company’s common stock on Nasdaq, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements. Potential risks and uncertainties include the risk that the Company will not be able to

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maintain the listing of its common stock on Nasdaq; the risk that the Company will not be able to raise additional capital in the future, as necessary to continue operations; the risk that the Company will be unable to obtain U.S. FDA approval for the Company’s PMA for the REVELATION® Tx linear ablation microcatheter system, including uncertainties associated with its ability to revise the study design and collect data acceptable to the FDA; the risk that the approval process for the REVELATION Tx or any other product, including additional clinical trials, will require substantial unanticipated expenses and management attention; the limited number of cases employing the Company’s products and the limited amount follow-up information involving these cases; uncertainties associated with the Company’s ability to secure distribution partners; the possibility of business disruption or unanticipated expenses due to the Company’s staffing reduction and financing efforts; and uncertainties associated with its ability to conduct successful clinical trials, obtain and maintain regulatory approvals, gain acceptance for the Company’s products from the marketplace or successfully manufacture, market, sell and distribute its products. Additional risks are set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company’s plans or expectations.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Securities Purchase Agreement dated November 18, 2004 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated November 18, 2004 and incorporated herein by reference)

99.2	Registration Rights Agreement dated November 18, 2004 (filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K dated November 18, 2004 and incorporated herein by reference)

99.3	Form of Common Stock Purchase Warrant dated November 18, 2004 (filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K dated November 18, 2004 and incorporated herein by reference)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIMA, INC.

Date: November 24, 2004	By:	/s/ Barry D. Michaels
Barry D. Michaels
Interim Chief Financial Officer and Secretary

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